CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus (the "Prospectus") of Sentinel Capital Opportunity Fund, (a series of Sentinel Group Funds, Inc.) of our report dated January 24, 2006, relating to the financial statements and financial highlights of Sentinel Capital Opportunity Fund which appears in the November 30, 2005 Annual Report to Shareholders, of the Sentinel Group Funds, Inc., which is also incorporated by reference into the Prospectus, which Prospectus is incorporated by reference into this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report dated August 22, 2006, relating to the financial statements and financial highlights of Sentinel Capital Growth Fund which appears in the June 30, 2006 Annual Report to shareholders, which is also incorporated by reference into the Prospectus. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 11, 2006